Exhibit 10.1

INCREMENTAL TERM LOAN AMENDMENT

This INCREMENTAL TERM LOAN AMENDMENT, dated as of November 3, 2015 (this “Agreement”), among Olin Corporation (the “Borrower”), Blue Cube Spinco Inc. (the “Guarantor”), the Administrative Agent (as defined below), the Incremental Lenders (as defined below) and the other Lenders (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower and the Guarantor are party to that certain Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of August 25, 2015, among the Borrower, the Guarantor, the lenders party thereto (the “Lenders”), Sumitomo Mitsui Banking Corporation, as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto;

WHEREAS, the Borrower has requested (i) to obtain additional extensions of credit under the Credit Agreement in the form of additional term loans in an aggregate principal amount of $200,000,000 (the “Incremental Loans”) and (ii) that the Majority Lenders agree (the “Requested Consent”) to the incurrence of the Incremental Loans under the Credit Agreement and certain other amendments to be made to the Credit Agreement;

WHEREAS, each financial institution identified on the signature pages hereto as an “Incremental Lender” (each, an “Incremental Lender”) has agreed, severally, on the terms and conditions set forth herein, to provide a portion of the Incremental Loans and to become a Lender for all purposes of the Credit Agreement; and

WHEREAS, the Majority Lenders, on the terms and conditions set forth herein, are willing to provide the Requested Consent and agree to the amendments to the Credit Agreement set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. DEFINED TERMS

Terms defined in the Credit Agreement and not defined herein are used herein as defined therein.

II. INCREMENTAL LOANS

(a)            Incremental Loans.  Subject to and upon the terms and conditions set forth herein, each Incremental Lender severally agrees to make, on the Incremental Amendment Effective Date (as defined below), an Incremental Loan in dollars to the Borrower in an amount equal to the commitment amount set forth next to such Incremental Lender’s name in Schedule I hereto under the caption “Incremental Commitment” (the “Incremental Commitment”). The aggregate principal amount of the Incremental Loans made on the Incremental Amendment Effective Date shall be $200,000,000.

(b)            Borrowings of Incremental Loans.  Each Incremental Lender shall make its Incremental Loans by making available to the Administrative Agent, in the Administrative Agent’s Account, in same day funds, an amount equal to the Incremental Commitment of such Incremental Lender no later than 1:00 P.M (New York City time) on the Incremental Amendment Effective Date. After the Administrative Agent’s receipt of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s address as set forth on Schedule 10.02 of the Credit Agreement.

(c)            Terms of Incremental Loans.  The Incremental Loans shall (i) have the same terms as the Initial Term Loans made prior to the date hereof (the “Existing Loans”), (ii) be “Initial Term Loans” and “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents and (iii) be part of the same Facility as the Existing Loans.  For the avoidance of doubt, the Incremental Loans shall (x) benefit from the Guaranty on the same terms as the Guaranty applies in respect of the Existing Loans and (y) be pari passu in right of payment with the Existing Loans. The Incremental Loans may be repaid or prepaid in accordance with the provisions of the Credit Agreement, but once repaid or prepaid may not be reborrowed.

(d)            Use of Proceeds.  The proceeds of the Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries.

(e)            Required Consent.  The Majority Lenders, subject to the terms and conditions set forth herein, hereby consent to the incurrence of the Incremental Loans by the Borrower, and consent that (i) the Incremental Loans shall be deemed “Initial Term Loans” and “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents, having the same terms as the Existing Loans, and (ii) the Incremental Lenders shall be deemed “Term Loan Lenders” and “Lenders” for all purposes of the Credit Agreement and the other Loan Documents.

(f)            Acknowledgement of Incremental Lenders.  Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof, the most recent financial statements referred to in Sections 5.01(i) and (ii) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to make the Incremental Loans to be made by it; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Incremental Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Term Loan Lender and a Lender under the Credit Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Term Loan Lender and a Lender thereunder; (vi) specifies as each of its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Incremental Lender under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

III. AMENDMENT

The Majority Lenders under the Credit Agreement and the Borrower hereby agree:

(a) to amend Section 1.01 of the Credit Agreement by inserting the following new sentence at the end of the definition of “Majority Facility Lenders:

“Notwithstanding the foregoing, at any time that there is more than one Lender, the Majority Facility Lenders must be comprised of at least two Lenders.”

(b) to amend Section 1.01 of the Credit Agreement by inserting the following new sentence at the end of the definition of “Majority Lenders:

“Notwithstanding the foregoing, at any time that there is more than one Lender, the Majority Lenders must be comprised of at least two Lenders.”

(c) to amend Article II of the Credit Agreement by deleting the text “[Reserved].” in Section 2.16 thereof and inserting the following new Section 2.16:

“Section 2.16        Incremental Term Loans. The Borrower may at any time after the Closing Date but in any event not more than once, by notice to the Administrative Agent, establish incremental term loans (each, an “Incremental Loan”) to be effective as of the date specified by the Borrower (the “Increase Date”); provided that (A) the total aggregate principal amount for all such Incremental Loans incurred pursuant to this Section 2.16 shall not exceed $200,000,000, (B) no Event of Default, or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing on such Increase Date, (C) the terms and conditions of the Incremental Loans shall be the same as the terms and conditions of the Initial Term Loans, (D) the lenders providing the Incremental Loans (the “New Lenders”) shall be reasonably acceptable to the Administrative Agent and (E) the Incremental Loans shall be documented pursuant to an incremental amendment to this Agreement to be entered into by the Administrative Agent, the Loan Parties and the New Lenders (it being understood that any such incremental amendment may effect such other amendments to this Agreement and the other Loan Documents as the Administrative Agent may deem necessary or appropriate, in its reasonable discretion, to reflect the existence and terms of the Incremental Loans).”

IV. EFFECT ON THE LOAN DOCUMENTS

              The Incremental Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents that apply to “Initial Term Loans” and “Term Loans” thereunder. All of the terms and provisions of the Credit Agreement and the other Loan Documents that are not otherwise amended pursuant to this Agreement are and shall remain in full force and effect.  This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.  The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein.  To the extent required by the Credit Agreement, the Borrower and the Administrative Agent hereby consent to each Incremental Lender that is not a Lender as of the date hereof becoming a Term Loan Lender and a Lender under the Credit Agreement on the Incremental Amendment Effective Date.

V. CONDITIONS

              This Agreement shall become effective on the date of satisfaction of the following conditions precedent (such date, the “Incremental Amendment Effective Date”):

(a)            The Administrative Agent shall have received executed signature pages to this Agreement from the Borrower, the Guarantor, each Incremental Lender and the Majority Lenders.

(b)            The Borrower shall have given the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of the borrowing to be made hereunder on the Incremental Amendment Effective Date. Such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 11:00 A.M., New York City time, on the third Business Day preceding the requested borrowing date for the Incremental Loans.  Such notice shall specify (A) the amount of the requested Incremental Loan and (B) the date on which such Incremental Loan is to be made (which shall be a Business Day).

(c)            The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Incremental Lenders and dated the Incremental Amendment Effective Date) of counsel to the Borrower in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(d)            All fees and expenses then due and payable by the Borrower to the Administrative Agent, the Lenders and/or the Incremental Lenders in connection with the transactions contemplated hereby shall have been paid.

(e)            The representations and warranties contained in the Credit Agreement shall be correct in all material respects (or in all respects if qualified by materiality) on and as of the Incremental Amendment Effective Date, before and after giving effect to the Incremental Loans, as though made on and as of such date.

(f)            On the Incremental Amendment Effective Date, no event has occurred and is continuing, or would result from the borrowing of the Incremental Loans, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

(g)            The Administrative Agent shall have received a customary certificate, in form and substance reasonably satisfactory to the Administrative Agent, dated the Incremental Amendment Effective Date and signed by an authorized officer of the Borrower, certifying as to the satisfaction of the conditions set forth in clauses (e) and (f) above.

(i)            The Administrative Agent shall have received (1) a copy of the articles or certificate of incorporation or other organizational document of the Borrower, duly certified by the Secretary of the Borrower; (2) a certificate of the Secretary of State or other appropriate governmental official of the Borrower’s jurisdiction of incorporation or organization, dated as of a recent date as to the good standing of the Borrower; and (3) a certificate of the Secretary of the Borrower, dated the Incremental Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance in accordance with its terms of this Agreement and the borrowings hereunder, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; (C) that the certificate of incorporation or organization of such party has not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State or other appropriate governmental official furnished pursuant to clause (1) of this paragraph; and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement; provided that in lieu of the documents and certifications contemplated by clause (1) and clauses (3)(A), (C) and (D), the Borrower may certify to the Administrative Agent that (x) its articles of incorporation and by-laws have not been amended, modified, revoked or rescinded and have been in full force and effect since August 25, 2015 and (y) the officers specified in item 6 of the Closing Certificate dated August 25, 2015 remain duly elected and qualified officers of the Borrower, in each case authorized to execute and deliver Loan Documents on behalf of the Borrower, as set forth therein.

VI. REAFFIRMATION

By signing this Agreement, each Loan Party hereby confirms that (a) its obligations and liabilities under the Credit Agreement as modified hereby (including with respect to the Incremental Loans contemplated by this Agreement) and the other Loan Documents to which it is a party remain in full force and effect on a continuous basis after giving effect to this Agreement, (b) the Lenders remain entitled to the benefits of the Guaranty, (c) notwithstanding the effectiveness of the terms hereof, the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (d) each Incremental Lender shall be a “Lender” and a “Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents.

VII. EXPENSES

The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Agreement, including, without limitation, the reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent.

VIII. MISCELLANEOUS

(a)            This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)            Each party hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Administrative Agent, any Lender or any Incremental Lender in the negotiation, administration, performance or enforcement thereof.

(c)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow.]

BORROWER:

OLIN CORPORATION

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

GUARANTOR:

BLUE CUBE SPINCO INC.

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and as a Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

THE BANK OF NOVA SCOTIA, as an Incremental Lender

By:	/s/ Paula J. Czach
Name: Paula J. Czach
Title: Managing Director

Domestic Lending Office:
720 King Street West
Toronto Ontario, Canada M5V 2T3

Eurodollar Lending Office:
720 King Street West
Toronto Ontario, Canada M5V 2T3

TD BANK, N.A., as an Incremental Lender

By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

Domestic Lending Office:
Attn: Gary Martz
2005 Market Street, 2nd Floor
Philadelphia, PA 19103

Eurodollar Lending Office:
Attn: Gary Martz
2005 Market Street, 2nd Floor
Philadelphia, PA 19103

Schedule I

INCREMENTAL COMMITMENTS

Incremental Lender	Incremental Commitment
THE BANK OF NOVA SCOTIA	$150,000,000.00
TD BANK, N.A.	$50,000,000.00

Total	$200,000,000.00